SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated October 2, 2013

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Description of Common Stock

This Current Report on Form 8-K is being filed to update the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission (SEC) on July 16, 1993, as amended.  We are filing this Form 8-K in accordance with the principles of Compliance and Disclosure Interpretation 123.07, dated February 27, 2009.  We intend to incorporate this description by reference into certain of our filings with the SEC, including registration statements on Form S-3 or Form S-8.

References in this Form 8-K to “us,” “we,” “our,” “Zale” or “our company” mean Zale Corporation, a Delaware corporation.

The following description summarizes selected information regarding our common stock, as well as relevant provisions of (i) our restated certificate of incorporation dated November 2, 2001, (ii) our bylaws, dated June 16, 2008, as amended, and (iii) the General Corporation Law of the State of Delaware, or DGCL.  For a complete description of the terms of our common and preferred stock outstanding and that we may offer in the future, please refer to our restated certificate of incorporation and bylaws and to the applicable provisions of the DGCL.

General Matters

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share. All of our existing common stock is validly issued, fully paid and nonassessable.

Dividend Rights

Holders of our common stock are entitled to receive ratably dividends, if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after any dividends required to be paid on outstanding preferred stock, if any. The terms of our revolving credit agreement and amended term loan impose restrictions on our ability to declare dividends on our capital stock.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of holders of our common stock. The holders of common stock do not have cumulative voting rights in the election of directors.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

NYSE Listing

Our common stock is traded on the New York Stock Exchange under the symbol “ZLC.”

Warrant Agreement

We are a party to a Warrant and Registration Rights Agreement with Z Investment Holdings, LLC.  In connection with the execution of our senior secured term loan in May 2010, we entered into a Warrant and Registration Rights Agreement (the “warrant agreement”) with Z Investment. Under the terms of the warrant agreement, we issued approximately 6.4 million A-Warrants and approximately 4.7 million B-Warrants (collectively, the “warrants”) to purchase shares of our common stock, on a one-for-one basis, for an exercise price of $2.00 per share. The warrant agreement provides the warrants may be exercised on a cashless basis. The warrants, which are currently exercisable and expire in May 2017, represented approximately 25 percent of our common stock on a fully diluted basis (including the shares issuable upon exercise of the warrants and excluding certain out-of-the-money stock options) as of the date of the issuance. The A-Warrants were exercisable immediately; however, the B-Warrants were not exercisable until the shares of common stock to be issued upon exercise of the B-Warrants were approved by our stockholders, which occurred on July 23, 2010. The number of shares and exercise price are subject to customary antidilution protection.

Under the terms of the warrant agreement, we agreed to provide Z Investment the right to designate two directors to our board of directors.  At any time when the size of our board of directors is set above seven directors and the resulting vacancy is filled by a director that is not approved by the Z Investment representatives on the board of directors, Z Investment will be entitled to appoint an additional representative to the board of directors.  On an ongoing basis, Z Investment shall have the right to designate two appointees until such time as it has sold 33 1/3% of the underlying stock issuable in respect of the warrants we issued pursuant to the warrant agreement.  Thereafter, Z Investment will have the right to designate one appointee until such time as it has sold 66 2/3% of the underlying stock issuable in respect of the warrants.

The warrant agreement also provides that the holders of the warrants may, at their option, request that we register for resale all or part of the common stock issuable upon exercise of the warrants. Pursuant to the warrant agreement, Z Investment has the right to request a registration on not more than three occasions. In addition, Z Investment has piggyback registration rights in connection with offerings initiated by us.

The registration rights are subject to customary cutbacks and other limitations. We are able to postpone for a reasonable period of time, which may not exceed 90 days, the filing of a registration statement that Z Investment requests that we file pursuant to the registration rights agreement under certain circumstances, including if our board of directors determines that the filing of the registration statement will be detrimental to us. We are required to pay all fees and expenses incurred in connection with the registrations. We are also subject to customary cross-indemnification and contribution arrangements with respect to the registration of our common stock.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors, including:

Written Consent of Stockholders

Our certificate of incorporation provides that all corporate powers will be exercised by our board of directors, except as otherwise specifically required by law.  Our certificate of incorporation and our bylaws do not permit stockholder action by written consent.  Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by the written consent of our stockholders.

Special Meetings

Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our certificate of incorporation or bylaws.  Our certificate of incorporation and bylaws provide holders of at least 25% of the outstanding shares of common stock may request a special meeting.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval; provided, however, shares of preferred stock may be issued only for purposes of a bona fide financing or acquisition transaction (as determined in good faith by our board of directors) and in no event are issuable upon the exercise of rights distributed to our stockholders generally. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

	By:	/s/ Thomas A. Haubenstricker
Thomas A. Haubenstricker
Senior Vice President and
Chief Financial Officer

Date: October 2, 2013